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                  EXHIBIT 23.2 CONSENT OF DELOITTE & TOUCHE LLP

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2008, relating to the consolidated financial statements of Beneficial Mutual Bancorp, Inc. and subsidiaries (which report on expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard No. 158 on December 31, 2006), incorporated by reference in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Philadelphia, PA
July 1, 2008